      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1999
================================================================================
                                               REGISTRATION NO. 333- ___________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                 GENE LOGIC INC.
             (Exact name of Registrant as specified in its charter)

                                 --------------

              Delaware                                          06-1411336
    (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                        Identification Number)

                             708 Quince Orchard Road
                          Gaithersburg, Maryland 20878
                    (Address of principal executive offices)


                           1997 EQUITY INCENTIVE PLAN
                 1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)


                         MICHAEL J. BRENNAN, M.D., PH.D.
                             Chief Executive Officer
                                 GENE LOGIC INC.
                             708 Quince Orchard Road
                          Gaithersburg, Maryland 20878
                                 (301) 987-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                             Frederick T. Muto, Esq.
                              L. Kay Chandler, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000


                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                  PROPOSED    PROPOSED MAXIMUM
                                                                  MAXIMUM        AGGREGATE       AMOUNT OF
             TITLE OF SECURITIES                  AMOUNT TO    OFFERING PRICE  OFFERING PRICE  REGISTRATION
               TO BE REGISTERED                 BE REGISTERED  PER SHARE (1)        (1)             FEE
-------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value                    1,200,000       $3.9375        $4,725,000      $1313.55
=============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon the average of the high and low sales prices of Registrant's Common Stock on June 15, 1999, as reported on the Nasdaq National Market, for shares issuable under the Registrant's 1997 Equity Incentive Plan and 1997 Non-Employee Directors' Stock Option Plan.

             INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
               STATEMENT ON FORM S-8 (REGISTRATION NO. 333-53083)

        The contents of Registration Statement on Form S-8 (Registration No. 333-53083) filed with the Securities and Exchange Commission on May 20, 1998 are incorporated by reference herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares of Common Stock offered hereby will be passed upon for Registrant by Cooley Godward LLP, San Diego, California.

                                    EXHIBITS

Exhibit No.    Description
-----------    -----------

    5.1        Opinion of Cooley Godward LLP.

    23.1       Consent of Arthur Andersen LLP, Independent Auditors.

    23.2       Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

    24.1       Power of Attorney.  Reference is made to page 5.

    99.1       Registrant's 1997 Equity Incentive Plan. (1)

    99.2       Registrant's 1997 Non-Employee Directors' Stock Option Plan. (1)

---------

 (1) Filed as an exhibit to Schedule 14A filed on April 30, 1999 and incorporated herein by reference, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on June 17, 1999.

                                             GENE LOGIC INC.

                                        By: /S/ MICHAEL J. BRENNAN, M.D., PH.D.
                                              ---------------------------------
                                                Michael J. Brennan, M.D., Ph.D.
                                                Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Brennan, M.D., Ph.D., and Mark
D. Gessler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection with) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               TITLE                                   DATE
---------                               -----                                   ----

/S/ MICHAEL J. BRENNAN, M.D., PH.D.
___________________________________     Chief Executive Officer and Director    June 17, 1999
Michael J. Brennan, M.D., Ph.D.         (Principal Executive Officer)


/S/ MARK D. GESSLER
___________________________________     President, Chief Operating Officer,     June 17, 1999
Mark D. Gessler                         Chief Financial Officer, and Secretary
                                        (Principal Financial and Accounting
                                        Officer)



___________________________________     Chairman of the Board of Directors      June   , 1999
Alan G. Walton, Ph.D., D.Sc.


/S/ JULES BLAKE, PH.D.
___________________________________     Director                                June 17, 1999
Jules Blake, Ph.D.


/S/ CHARLES L. DIMMLER III
___________________________________     Director                                June 17, 1999
Charles L. Dimmler III


/S/ G. ANTHONY GORRY, PH.D.
___________________________________     Director                                June 17, 1999
G. Anthony Gorry, Ph.D.


/S/ JEFFREY D. SOLLENDER
___________________________________     Director                                June 17, 1999
Jeffrey D. Sollender

                                  EXHIBIT INDEX


  EXHIBIT NO.    DESCRIPTION
  -----------    -----------
     5.1         Opinion of Cooley Godward LLP.

     23.1        Consent of Arthur Andersen LLP, Independent Auditors.

     23.2        Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

     24.1        Power of Attorney.  Reference is made to page 5.

     99.1        Registrant's 1997 Equity Incentive Plan. (1)

     99.2        Registrant's 1997 Non-Employee Directors' Stock Option Plan. (1)

--------------------

 (1) Filed as an exhibit to Schedule 14A filed on April 30, 1999 and incorporated herein by reference, as amended.